Exhibit 5.1

800 Capitol St. Suite 2400 Houston, TX 77002-2925 +1 713-651-2600 +1 713-651-2700

May 1, 2026

Blockfusion Data Centers, Inc.

447 Broadway, 2nd Floor, #538

New York, NY 10013

Re: Blockfusion Data Centers, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Blockfusion Data Centers, Inc., a Delaware corporation (the “Pubco”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 8, 2025 and amended on February 9, 2026, under the Securities Act of 1933, as amended (the “Securities Act”), relating to the transactions contemplated by the Business Combination Agreement dated as of November 19, 2025 (the “Business Combination Agreement”) Pubco entered into with (i) Blockfusion USA, Inc., a Delaware corporation (“Blockfusion”), (ii) Blue Acquisition Corp., a Cayman Islands exempted company (“Blue”), (iii) Atlas I Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Blue Merger Sub”), and (iv) Atlas Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Company Merger Sub”), and the other parties thereto. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Business Combination Agreement.

The Registration Statement relates to: (a) (i) the merger of Blue Merger Sub into Blue, with Blue surviving as a wholly-owned subsidiary of Pubco (the “Blue Merger”), and (ii) the merger of Company Merger Sub with and into Blockfusion, with Blockfusion surviving as a wholly-owned subsidiary of Pubco (the “Company Merger”, and together with the Blue Merger, the “Mergers,” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”); (b) the approval and adoption of (i) the form of the proposed Amended and Restated Certificate of Incorporation of Pubco to be effective upon the consummation of the Business Combination (the “Proposed Charter”) and (ii) the form of the proposed Bylaws of Pubco to be effective upon the consummation of the Business Combination (the “Proposed Bylaws,” and together with the Proposed Charter, the “Pubco Organizational Documents”); (c) the issuance by Pubco of up to 84,508,200 shares of its Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), including (i) 30,033,888 shares of Class A Common Stock issuable to shareholders of Blue at closing, including (A) up to 20,125,000 shares to Blue’s public shareholders in exchange for Blue Class A ordinary shares (“Class A Ordinary Shares”) issued in Blue’s initial public offering (the “IPO”), (B) 2,012,500 shares to public stockholders in exchange for the share rights (“Share Rights”) issued in the IPO, (C) 7,069,913 shares to Blue’s sponsor (the “Sponsor”), the Sponsor’s distributees and Alberto Pontonio in exchange for Blue Class B ordinary shares, par value $0.0001 per share, (D) 592,250 shares to the Sponsor and the IPO Underwriters in exchange for Class A Ordinary Shares underlying the private placement units issued simultaneously with the Blue IPO (the “Private Placement Units”), (E) 59,225 shares to the Sponsor and IPO Underwriters in exchange for the Share Rights included in the Private Placement Units, and (F) 175,000 shares to the IPO Underwriters in exchange for Class A Ordinary Shares issued to the IPO underwriters in connection with the IPO, and (ii) up to 25,549,649 shares of Class A Common Stock to be issued to Blockfusion stockholders in exchange for Blockfusion Series A Common Stock, par value $0.0001 per share, and (iii) up to 1,543,917 shares of Class A Common Stock issuable upon exercise of warrants to purchase shares of Class A Common Stock (the “Assumed Warrants”), and (iv) up to 16,853,718 shares of Class A Common Stock issuable upon conversion of Pubco’s Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), and (v) up to 10,000,000 shares of Class A Common Stock that may be issued in connection with a PIPE or other financing transaction prior to the closing of the Business Combination; and (d) the other transactions contemplated by the Registration Statement and the Business Combination Agreement, in each case pursuant to the terms of the Business Combination Agreement and as more fully described in the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

800 Capitol St. Suite 2400 Houston, TX 77002-2925 +1 713-651-2600 +1 713-651-2700

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement; (ii) the Business Combination Agreement; (iii) Pubco Organizational Documents; (iv) resolutions of the Board of Directors of Pubco relating to, among other matters, the Mergers; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Pubco and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of Pubco and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Pubco and others and of public officials.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1.	The current draft of the Proposed Charter, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “Secretary”) in accordance with Section 103 of the Delaware General Corporation Law (“DGCL”), that no other certificate or document has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of Pubco with the Secretary and that Pubco will pay all fees and other charges required to be paid in connection with the filing of the Proposed Charter; and

2.	Prior to the issuance of the Pubco Common Stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the Pubco Stockholders will have approved and adopted the Business Combination Agreement and the Proposed Charter; (iii) the Proposed Charter, and any other necessary documentation, will have been filed with and accepted by the Secretary; (iv) the Business Combination will have been consummated; and (v) the Business Combination will have become effective under the DGCL.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that upon consummation of the Business Combination, the shares of Pubco Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the DGCL (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP
Winston & Strawn LLP